Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated January 22, 1996 pertaining to the Spectrum Control, Inc. Stock Option Plan of 1995 and in the Registration Statement on Form S-8 dated July 16, 1996 pertaining to the Spectrum Control, Inc. 1996 Non-Employee Directors’ Stock Option Plan, of our report dated January 2, 2007, with respect to the consolidated financial statements and schedule included in this Form 10-K of Spectrum Control, Inc. for the year ended November 30, 2006.

/S/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

February 21, 2007

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